CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-QSB of HSM Holdings, Inc. for the period ending March 31, 2007, I, Simone Crighton, Chief Financial Officer and Chief Financial Officer of HSM Holdings, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report of Form 10-QSB for the year ending March 31, 2007,, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the year ended March 31, 2007, fairly represents in all material respects, the financial condition and results of operations of HSM Holdings, Inc.

Date: May 7, 2007

HSM Holdings, Inc.

By: /s/ Simone Crighton
Simone Crighton Chief Financial Officer